Exhibit 10.17



                         NEWPORT NEWS SHIPBUILDING INC.
                          CHANGE IN CONTROL SEVERANCE

                        BENEFIT PLAN FOR KEY EXECUTIVES

1.        Definitions

     A. "Change in Control" shall mean that the first to occur of the following events (but no event other than the following events), except as otherwise provided below:

                  (1) any person and any of their affiliates or associates becomes the beneficial owner, directly or indirectly, of securities of representing twenty-five percent (25%) or more of the combined voting power of NNS' then outstanding securities having general voting rights, and a majority of the Incumbent Board does not approve the acquisition (other than in response to a Threatened Change in Control under circumstances making it reasonably apparent that a change in control of NNS has become inevitable) before the acquisition occurs, notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to this clause (i) solely because twenty-five (25%) or more of the combined voting power of NNS' then outstanding securities having general voting rights is acquired by one or more employee benefit plans maintained by one or more NNS Companies;

                  (2) members of the Incumbent Board cease to constitute a majority of the NNS Board; or

                  (3) The consummation of any plan of merger, consolidation or combination between NNS and any person including becoming a subsidiary of any other person without members of the Incumbent Board, as constituted immediately prior to the merger, consolidation or combination constituting a majority of the board of directors of (a) the surviving or successor corporation, or, (b) if the surviving or successor corporation is a majority-owned subsidiary of another corporation or corporations, the ultimate parent company of the surviving or successor corporation; or

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                  (4)   the consummation of any sale, exchange or other
                        disposition of all or substantially all of NNS' assets without members of the Incumbent Board immediately prior to any sale, exchange or disposition of all or substantially all of NNS' assets constituting a majority of the board of directors of (a) the corporation which holds such assets after such disposition, or, (b) if such corporation is a majority-owned subsidiary of another corporation or corporations, the ultimate parent company of the successor corporation; or

                  (5) if any person and any of their affiliates and associates, shall elect or have elected, during any period not exceeding 24 months, at least 25% of the members of the NNS Board, without the approval of the Incumbent Board and such members are comprised of persons not serving as members of the NNS Board immediately prior to the formation of such group or the first solicitation of proxies by such shareholder;

         provided however that the Incumbent Board may determine that any transaction is not a Change in Control.

     B. "Constructive Termination" will be deemed to have occurred if, following the Change in Control, a Key Executive separates from service with all NNS Companies after the NNS Companies, by action or inaction, and without the Key Executive's express written consent:

                 (1) diminish the Key Executive's status, position, duties or responsibilities with NNS Companies from those in effect immediately prior to the Change in Control;

                 (2) reduce the Key Executive's current annual cash compensation from NNS Companies below the sum of (a) the Key Executive's annual base salary or annual base compensation from NNS Companies in effect immediately prior to the Change in Control and (b) the Key Executive's average annual award under the Newport News Shipbuilding Inc. and Tenneco Inc. Executive Incentive Compensation Plans for the three calendar year periods completed immediately prior to the Change in Control;

                 (3) cause a material reduction in (a) the level of aggregate NNS Companies-paid medical benefit, life insurance and disability plan

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                        coverages; or (b) the aggregate rate of NNS
                        Companies-paid thrift/savings plan contributions and of NNS Companies-paid defined benefit retirement plan benefit accrual, from those coverages and rates in effect immediately prior to the Change in Control; or

                 (4) effectively require the Key Executive to relocate because of transfer of the Key Executive's place of employment with NNS Companies.

         C. "Discharge for Cause" shall be deemed to have occurred only if, following the Change in Control, a Key Executive is discharged by NNS Companies from employment or as a non-employee officer because:

                 (1) the Key Executive has engaged in dishonesty or other serious misconduct in his or her capacity as an employee or non-employee officer of NNS Companies having the effect of injuring the reputation or business of NNS Companies, monetarily or otherwise; or

                 (2) the Key Executive has willfully and continually failed (unless due to incapacity resulting from physical or mental illness) to perform either his or her duties as a non-employee officer or the duties of his or her employment by NNS Companies after written demand for substantial performance is delivered to the Key Executive by NNS Companies specifically identifying the manner in which the Key Executive has not substantially performed such duties.

                 Notwithstanding the foregoing, a Key Executive who, immediately prior to the Change in Control, is a member of Executive Group 1 shall not be deemed to have been Discharged for Cause unless a written notice has been delivered to the Key Executive stating that either the NNS Companies have terminated the Key Executive's employment or status as a non-employee officer, which notice shall include a resolution, adopted by a three-quarter's vote of the Incumbent Board (after the Key Executive has been provided with reasonable notice and an opportunity, together with counsel, for a hearing before the entire Incumbent Board), finding that the Key Executive has engaged in the conduct set forth in clauses "(1)" or "(2)" of the preceding sentence.

         D. "Executive Group I" shall consist of each individual who, immediately prior to a Change in Control, is an officer of NNS of the rank of Senior Vice President or above.

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         E.      Executive Group II" shall consist of each individual

                 (1)    who is not a member of Executive Group I; and

                 (2) is an officer of NNS of the rank of Vice President or above.

         F.      [RESERVED]

         G.      "Incumbent Board" means

                 (1) the members of the NNS Board on the date immediately following the date on which NNS stock is issued to the shareholders of Tenneco Inc., to the extent that they continue to serve as members of the NNS Board; and

                 (2) any individual who becomes a member of the NNS Board after the date specified in (1) if his or her election or nomination for election as a director is approved by a vote of at least three-quarters of the then Incumbent Board.

         H. "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

         I. "Key Executive" means an individual who, immediately prior to the Change in Control, is a member of Executive Group I or Executive Group II.

         J. "Plan" means the Newport News Shipbuilding Inc. Change in Control Severance Benefit Plan for Key Executives.

         K.      "NNS" means Newport News Shipbuilding

         L.      "NNS Board" means the Board of Directors of NNS

         M. "NNS Company" means NNS and any stock corporation of which a majority of the voting common or capital stock is owned directly or indirectly by NNS.

         N. "Threatened Change in Control" shall mean each of the following events (but no event other than the following events), except as otherwise provided below:

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                 (1)    any person and any of their affiliates or associates,
                        without the prior approval of a majority of the Incumbent Board (a) becomes the beneficial owner, directly or indirectly, of securities of NNS representing fifteen percent (15%) or more of the combined voting power of NNS' then outstanding securities having general voting rights, or (b) initiates a tender offer to acquire (as the beneficial owner) securities of NNS representing fifteen percent (15%) or more of the combined voting power of NNS' then outstanding securities having general voting rights, notwithstanding the foregoing, a Threatened Change in the Control shall not be deemed to occur pursuant to this clause (i) solely because fifteen percent (15%) or more of the combined voting power of NNS' then outstanding securities having general voting rights is acquired by one or more employee benefit plans maintained by a NNS Inc. or

                 (2) three or more directors, whose election or nomination for election is not approved by a majority of the Incumbent Board, are elected within any single twelve-month period to serve on the NNS Board; or

                 (3) the Incumbent Board has determined that a Threatened Change in Control exists;

         provided however the Incumbent Board may determine that any transaction is not a Threatened Change in Control.

         O. "Threatened Change in Control Period" shall mean the period beginning on the date a Threatened Change in Control occurs and ending on the earliest of

                 (1) if the Threatened Change in Control was caused by an event described in clause (i) of the definition of "Threatened Change on Control", on the date first subsequent to the date on which the person referred to therein does not own securities of NNS representing fifteen percent (15%) or more of the combined voting power of NNS' then outstanding securities having general voting rights, or terminates the tender offer instituted by him as the case may be; or

                 (2) if the Threatened Change in Control was caused by an event described in clause (ii) of the definition of "Threatened Change in Control", on the date first subsequent to the date on which each member of the NNS Board shall be either a member of the Incumbent Board or

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                        an individual whose election or nomination for election
                        as a director was approved by a majority of the Incumbent Board.

                 (3) if the Threatened Change in Control shall be deemed to have occurred by reason of the determination described in clause (iii) of the definition of "Threatened Change in Control", on the date the Incumbent Board has determined that the circumstances which constituted the Threatened Change in Control no longer exists; or

                 (4)    the date the Change in Control occurs.

         For purposes of the foregoing definitions, the terms "person" and "beneficial owner" shall have the meaning set forth in Sections 3(a) and 13(d) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

     2. Plan Purpose. The purpose of the Plan is to induce Key Executives to enter into, or continue their services or employment with, and to steadfastly serve NNS Companies if and when a Change in Control is threatened, despite attendant career uncertainties, by committing NNS to provide severance benefits in the event their employment with NNS Companies terminates as a result of a Change in Control.

     3. Effective Date. The date immediately following the date on which NNS stock is distributed to shareholders of Tenneco Inc.

     4. Eligibility for Benefits. (i) If within two years after a Change in Control, a Key Executive is separated from service as an employee with NNS Companies because (a) the Key Executive is discharged by the NNS Companies, provided, such discharge is not Discharge for Cause, or (b) because of Constructive Termination, and (ii) throughout the period beginning with the Change in Control and ending with such separation from service with NNS Companies, the Key Executive remains an employee of NNS Companies, then the Key Executive shall be paid the following severance benefit:

         A. If the Key Executive is a member of the Executive Group I immediately prior to the Change in Control -- an amount equal to 3 times the sum of (a) the Key Executive's annual base salary or other annual base compensation in effect immediately prior to the Change in Control, plus (b) the average of the Key Executive's annual awards under the Newport News Shipbuilding Inc. and Tenneco Inc. Executive Incentive Compensation Plans, together with any special awards from NNS Companies or Tenneco Companies, for the last three years of the Key Executive's employment.

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         B.      If the Key Executive is a member of Executive Group II
                 immediately prior to the Change in Control -- an amount equal to 2 times the sum of (a) the Key Executive's annual base salary in effect immediately prior to the Change in Control, plus (b) the average of the Key Executive's annual awards under the Newport News Shipbuilding Inc. and Tenneco Inc. Executive Incentive Compensation Plans, together with any special awards from NNS Companies or Tenneco Companies, for the last three years of the Key Executive's employment with NNS Companies.

         C.      [RESERVED]

         D. During the first thirty days following the first anniversary of a Change in Control, a member of the Executive Group I on the date of the Change in Control, may voluntarily elect to separate from service and will be provided with the severance benefit described in A. above.

         E. The foregoing constitute minimum severance benefit amounts and, if a Key Executive receives other cash severance benefits from NNS Companies, the amount of severance benefit to which the Key Executive is entitled under the Plan shall be considered to be satisfied to the extent of such other cash severance payment.

     5. Method of Payment. NNS shall pay, or cause to be paid, the severance benefit under the Plan to the Key Executive in a single cash sum within 30 days following the later of the Key Executive's separation from service as either an employee with NNS Companies and submission of a claim as required by Section 13 of the Plan. Except for withholdings required by law to satisfy local, state, and federal tax withholding requirements, no offset nor any other reduction shall be taken in paying such a benefit.

     6. Gross-Up Payment. If any portion of the severance payments described herein, and/or other payments, shall be subject to the tax imposed by
        Section 4999 of the Internal Revenue Code on account of any transaction which is a Change in Control, (the portion of such payments which are subject to the Excise Tax being referred to herein as the "Payments") NNS shall pay to the affected Key Executive, not later than the 30th day following the date the Key Executive becomes subject to the Excise Tax an additional amount (the "Gross-Up Payment"), such that the net amount retained by the Key Executive after deduction of the Excise Tax on such Payments, and all federal, state and local income tax, interest and penalties and Excise Tax on the Gross-Up Payment, shall be equal to the amount which would

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        have been retained by the Key Executive Individual had the payments not been subject to the Excise Tax.

     7. Assignment. No Key Executive may assign, transfer, convey, mortgage, hypothecate, or any way encumber any severance benefit payable under the Plan, nor shall the Key Executive have any right to receive any severance benefit under the Plan except at the time, in the amount and in the manner provided in the Plan.

        The Plan may and shall be assigned or transferred to, and shall be binding upon and shall inure to the benefit of, any successor of NNS, and any such successor shall be deemed substituted for all purposes of "NNS" under the provisions of the Plan. As used in the preceding sentence, the term, "successor" shall mean any person, firm, corporation, or business entity which at any time, whether by merger, purchase or otherwise, acquires all, or essentially all, of the assets or business of NNS. Notwithstanding such assignment, NNS shall remain, with such successor, jointly and severally liable for all obligations under the Plan, which, except as herein provided, may not be assigned by NNS.

     8. Plan Amendment and Termination. The Plan may be terminated or amended at any time by the Board of Directors except during a Threatened Change in Control Period. However, in the event of a Change in Control, no amendment, or termination, made on or after the date of the Change in Control shall apply to any Key Executive until the expiration of two years and thirty-one days from the date of the Change in Control.

     9. Funding. NNS shall pay, or cause to be paid, any severance benefit under the Plan out of general assets of NNS Companies.

     10. Controlling Law. The Plan shall be interpreted under the laws of the State of Virginia, except to the extent that the federal law preempts.

     11. Named Fiduciary and Plan Administrator.   The Company is the plan
         administrator, and it shall have the authority to control and manage the operation of this Plan with the authority to interpret the Plan. The Plan Administrator shall make all reports and disclosures required by law.

     12. Plan Sponsor. The Plan sponsor is Newport News Shipbuilding Inc., 4101 Washington Avenue, Newport News, Va. 23607.

     13. Agent for Service of Process.   Legal process may be served on the Plan
         Administrator.

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     14. Making a Claim.

         A. Submission of a Claim. In order to claim a severance benefit under this Plan, a Key Executive need only advise the Plan Administrator in writing that the Key Executive's employment with NNS Companies has terminated, that the Key Executive claims a severance benefit under the Plan and of the mailing address to which the severance benefit or related correspondence is to be sent.

         B. Denial of a Claim. If a Key Executive has made a claim for benefits under this Plan and any portion of the claim is denied, the Plan Administrator will furnish the Key Executive with a written notice stating the specific reasons for the denial, specific reference to pertinent Plan provisions upon which the denial was based, a description of any additional information or material necessary to perfect the claim and an explanation of why such information or material as necessary, and appropriate information concerning steps to take if the Key Executive wishes to submit the claim for review.

                The claim will be deemed denied if the Plan Administrator does not approve the claim and fails to notify the Key Executive within 90 days after receipt of the claim, plus any extension of time for processing the claim, not to exceed 90 additional days, as special circumstances require. To obtain an extension, the Plan Administrator must advise the Key Executive in writing during the initial 90 days if an extension is necessary, stating the special circumstances requiring the extension and the date by which the Key Executive can expect the Plan Administrator's decision regarding the claim.

         C. Review Procedure. Within 60 days after the date of written notice denying any benefits, the Key Executive or the Key Executive's authorized representative may write to the Plan Administrator requesting a review of that decision.

                The request for review may contain such issues and comments as the Key Executive wishes considered in the review. The Key Executive may also review pertinent documents in the Plan Administrator's possession. The Plan Administrator will make a final determination with respect to the claim as soon as practicable. The Plan Administrator will advise the Key Executive of the determination in writing and will set forth the specific reasons for the determination and the specific references to any pertinent Plan provisions upon which the determination is based.

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                        The claim will be deemed denied on review if the Plan
                        Administrator fails to give the Key Executive written notice of final determination within 60 days after receipt of the request for review, plus any extension of time for completing the review, not to exceed 60 additional days, as special circumstances require. To obtain an extension, the Plan Administrator must advise the Key Executive in writing during the initial 60 days if any extension is necessary, stating the special circumstances requiring the extension and the date by which the Key Executive can expect the Plan Administrator's decision regarding the review of the claim.

         IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the Newport News Shipbuilding Inc. Change in Control Severance Benefit Plan for Key Executives, Newport News Shipbuilding Inc., a Delaware Corporation, as plan sponsor, has caused it corporate seal to be affixed hereto and these presents to be duly executed in its name and behalf by its proper officers thereunto duly authorized, this _____ day of _______________, 1997.

(CORPORATE SEAL)                         NEWPORT NEWS SHIPBUILDING INC.

                                         By: ________________________________
                                                   Senior Vice President

ATTEST:

----------------------------
          Secretary

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                               FIRST AMENDMENT TO
                         NEWPORT NEWS SHIPBUILDING INC.
                          CHANGE IN CONTROL SEVERANCE
                        BENEFIT PLAN FOR KEY EXECUTIVES

The Newport News Shipbuilding Inc. Change in Control Severance Benefit Plan for Key Executives is hereby amended as follows effective ______________, 1997.

1.  Section 1.D is amended to read as follows:

         D. "Executive Group I" shall consist of each individual who, immediately prior to a Change in Control, is an officer of NNS of the rank of Senior Vice President or above, or who occupies the position of Vice President & General Counsel; Vice President, Human Resources; or Vice President, Marketing.

2.  Section 1.E is amended to read as follows:

         E. "Executive Group II" shall consist of each individual who, immediately prior to a Change in Control,

                  (1)      is not a member of Executive Group I; and

                  (2) is an officer of NNS of the rank of Vice President or above, or who is specifically named in Appendix A to this Amendment.

3.  Section 4.A is amended to read as follows:

         A. If the Key Executive is a member of Executive Group I immediately prior to the Change in Control -- an amount equal to 3 times the sum of (a) the Key Executive's annual base salary or other annual base compensation in effect immediately prior to the Change in Control, plus (b) the average of the Key Executive's targeted bonus awards or actual bonus awards under the Newport News Shipbuilding Inc. and/or Tenneco Inc. Executive Incentive Compensation Plans, whichever average is higher, together with any special awards from NNS Companies or Tenneco Companies, for the last three years of the Key Executive's employment with those Companies.

         B. If the Key Executive is a member of Executive Group II immediately prior to the

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                  Change in Control -- an amount equal to 2 times the sum of (a)
                  the Key Executive's annual base salary or other annual base compensation in effect immediately prior to the Change in Control, plus (b) the average of the Key Executive's targeted bonus awards or actual bonus awards under the Newport News Shipbuilding Inc. and/or Tenneco Inc. Executive Incentive Compensation Plans, whichever average is higher, together with any special awards from NNS Companies or Tenneco Companies, for the last three years of the Key Executive's employment with those Companies.

         IN WITNESS WHEREOF, this amendment is hereby adopted this _____ day of ___________, 1997.

Corporate Seal                                   Newport News Shipbuilding Inc.

                                                 By:________________________

ATTEST:_____________________